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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934



       Date of report (Date of earliest event reported): June 6, 2003


                         ------------------------------


                                MORO CORPORATION
             (Exact name of registrant as specified in its charter)

                         ------------------------------


 Delaware                           0-28628                      51-0338736
(State or other                (Commission Number)               (IRS Employer
jurisdiction of                                                  Identification
incorporation)                                                   Number)

                             Bala Pointe, Suite 240
                           111 Presidential Boulevard
                         Bala Cynwyd, Pennsylvania 19004
               (Address of Principal Executive Offices)(Zip Code)

                                 (610) 667-9050
              (Registrant's telephone number, including area code)
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Item 4. Changes in Registrant's Certifying Accountant

(a) Previous independent accountants

         (i) On June 6, 2003, Parente Randolph, LLC resigned as the independent accountants for the Company.

         (ii) The report of Parente Randolph, LLC on the financial statements for the past year contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

         (iii) Because Parente Randolph, LLC resigned, the decision to change accountants was not recommended or approved by the board of directors or an audit or similar committee of the board of directors.

         (iv) There have been no disagreements with Parente Randolph, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Parente Randolph, LLC would have caused them to make reference thereto in their report on the financial statements of the Company.

         (v) Pursuant to Item 304(a)(3), the Company has requested that Parente Randolph, LLC furnish a letter to the Company addressed to the Commission stating whether it agrees with the above statements so that the letter can be filed with the Commission within ten business days after the filing of this Form 8-K.


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                                    SIGNATURE

In accordance with the requirement of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               MORO CORPORATION


                                               By: David W. Menard
                                                  ------------------------------
                                               David W. Menard
                                               Chief Executive Officer and
                                               Principal Financial Officer
Date: June 11, 2003